Exhibit 4.1

FORM OF SUBSCRIPTION AGREEMENT

Remedent, Inc.

c/o Bartel Eng & Schroder

1331 Garden Highway, Suite 300

Sacramento, CA 95833

Attn: Scott E. Bartel, Esq.

Ladies and Gentlemen:

Re:	Subscription for the Purchase of Units Consisting of Shares of Common Stock and Common Stock Purchase Warrants

1.      Subscription. The undersigned (the “Investor”) subscribes for and agrees to purchase the number of units (the “Units”) consisting of one share of common stock (the “Shares”) and one Common Stock Purchase Warrant (the “Warrants”) of Remedent, Inc., a Nevada corporation, (the “Company”) set forth on the signature page below. The Units are being offered for sale pursuant to the Private Placement Memorandum dated June 27, 2005 (as may be supplemented from time to time thereafter, the “Memorandum”), at a purchase price of $1.50 per Unit. The Investor acknowledges and agrees that this subscription is irrevocable and that this subscription may not be withdrawn by the Investor unless the Company rejects this subscription. It is understood and agreed by the Investor that the Company shall have the right to accept or reject this subscription, in whole or in part, and that the same shall be deemed to be accepted by the Company only when it is signed by a duly authorized officer thereof. An initial closing (the “Closing Date” or “Initial Closing”) shall occur at the time that the Company accepts this subscription, and other subscriptions, in an amount equal to at least the minimum number of Units to be sold as set forth in the Memorandum. Thereafter, certificates representing the Shares and Warrants constituting the Units shall be delivered to the Investor and the Company may conclude additional sales of Units and conduct additional closings from time to time. For purposes of this Subscription Agreement, references to the “undersigned” refer to the undersigned and the Investor, where applicable.

2.	Payment of Purchase Price; Delivery of Shares and Warrants; Escrow Account.

(a)     The Investor herewith delivers the aggregate purchase price for the Units by check or wire transfer in immediately available funds together with the signature page to this Subscription Agreement. If the Investor delivers the aggregate purchase price for the Units herewith and this subscription is not accepted, promptly after the Initial Closing the Company will return the portion of the purchase price in excess of the amount the Investor’s subscription that has been accepted, if any, without interest.

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(b)	This Subscription Agreement should be sent to:

Bartel Eng & Schroder

1331 Garden Highway, Ste 300

Sacramento, CA 95833

Attention: Scott E. Bartel, Esq., Escrow Agent

Phone: 916-442-0400

Fax: 916-442-3442

(c)

Checks for the amount of the purchase of Units should be made out to “Bartel Eng & Schroder Client Trust Account-FBO Remedent, Inc. and delivered with the Subscription Agreement to the address above or a wire transfer of funds in the amount of the purchase of the Units should be sent to the following with written confirmation to the address above:

Bartel Eng & Schroder, Client Trust Account

Wells Fargo Bank

400 Capitol Mall

Sacramento, CA 95814

Account No: 0168-032878

ABA No.: 121000248

Customer Service Phone Number: (916) 920-2507

(d)     As soon as practicable after the Initial Closing and any subsequent closings, the Company shall deliver a certificates representing the Shares and Warrants to the Investor.

3.            Representations, Warranties and Covenants of the Investor. To induce the Company to accept this subscription, the Investor represents, warrants and covenants as follows:

(a)     The Investor has been furnished and has carefully read the Memorandum relating to the offering of the Units by the Company, including all the exhibits and appendices thereto. The Investor is not relying upon any other information, representation or warranty by the Company or any agent of it in determining to invest in the Company. The Investor has consulted to the extent deemed appropriate by the Investor with the Investor’s own advisers as to the financial, tax, legal and related matters concerning an investment in the Units and on that basis believes that an investment in the Units is suitable and appropriate for the Investor.

(b)     The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Units, is able

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to bear the economic risks and lack of liquidity of an investment in the Units, is able to bear the risk of loss of its entire investment in the Units and understands the risks of, and other considerations relating to, the purchase of the Units, including the matters set forth under the caption “Risk Factors” in the Memorandum.

(c)     The Investor understands that the Units have not been registered under the Securities Act, the securities laws of any state thereof or the securities laws of any other jurisdiction, nor is such registration contemplated. The Investor understands and agrees further that the Shares and Warrants constituting the Units must be held indefinitely and may only be transferred in accordance with the restrictions set forth in a legend substantially in the form set forth below which will be placed on the certificate or certificates evidencing the Shares and Warrants issued to the Investor at the Closing:

THE SECURITIES REPRESENTED HEREBY MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144(K), OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS.

(d)     The Investor is purchasing the Units for its own account, with the intention of holding the Shares and Warrants constituting the Units for investment and with no present intention of dividing or allowing others to participate in this investment or of reselling or otherwise participating, directly or indirectly, in a distribution of the Shares or Warrants. The Units to be acquired hereunder are being acquired by the Investor for investment purposes only and not with a view to resale or distribution.

(e)     To the full satisfaction of the Investor, the Investor has been furnished any materials the Investor has requested relating to the Company, the offering of the Units or any statement made in the Memorandum, and the Investor has been afforded the opportunity to ask questions of representatives of the Company concerning the Company and the terms and conditions of the Offering, and to obtain any additional information necessary to verify the accuracy of the information set forth in the Memorandum and other information provided by the Company.

(f)     The attached Investor Questionnaire that the Investor has completed and all of the statements, answers and information therein are true and correct as of the date hereof and will be true and correct as of the date of the Initial Closing or any subsequent closing, as the case may be. The Investor Questionnaire is incorporated herein by this reference.

(g)     The foregoing representations, warranties, and covenants and all other information which the Investor has provided concerning the Investor and the Investor’s financial

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condition are true and accurate as of the date hereof. The Investor agrees to immediately notify the Company if any information, representations, warranties, and covenants of the Investor contained in this Subscription Agreement, including the Investor Questionnaire, becomes untrue prior to the Closing.

(h)    All action on the part of the Investor, and if the Investor is a corporation, its officers, directors, and stockholders, necessary for the purchase of the Units pursuant hereto and the performance of the Investor's obligations hereunder, has been taken.

(i)     The Investor represents that it is an "accredited investor" as that term is defined in SEC Rule 501(a) of Regulation D, 17 C.F.R. 230.501(a).

4.      Registration Rights. The Company agrees to register the Shares and Warrant Shares underlying the Warrants constituting the Units in accordance with the Registration Rights Agreement attached hereto as Appendix 1 (the “Registration Rights Agreement”), and the Investor agrees to the terms and conditions of the Registration Rights Agreement, attached hereto and incorporated herein by reference.

5       Survival of Representations and Warranties; Indemnification. All representations, warranties and covenants contained herein or made in writing by the Investor in connection with the transactions contemplated by this Subscription Agreement shall survive the issuance and sale of the Units. The Investor agrees to indemnify and hold the Company and any person, if any, who controls the Company, within the meaning of Section 15 of the Act, and the Company’s officers, directors, agents, attorneys, and affiliates harmless from and against all damages, losses, costs and expenses, including reasonable attorneys' fees and expenses reasonably incurred in the investigation or preparation in defense of any litigation commenced or threatened or any claim whatsoever, which they may incur by reason of the failure by the Investor to comply with the terms and conditions of this Subscription Agreement, or by reason of any misrepresentation or breach of any warranty or covenant made by the Investor herein, the Investor Suitability Questionnaire, or in any document provided by the Investor to the Company in connection with the Investor's investment in the Units.

6.      Successors and Assigns. This Subscription Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, successors and permitted assigns of the parties hereto.

7.      Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given to any party when delivered by hand, when delivered by fax and confirmed, or when mailed, first-class postage prepaid, (a) if to the Investor, to the Investor at the address or facsimile number set forth in the Investor Questionnaire attached hereto, or to such other address or facsimile number as the Investor shall have furnished to the Company in writing, and (b) if to the Company, Remedent, Inc., Xavier de Cocklaan 42, 9831 Deurle, Belgium Attention: Chief Executive Officer (facsimile number 011-32-9-321-7090) or to such other address or addresses, or facsimile number or numbers, as the Company shall have furnished to the Investor in writing, provided that any notice to the Company shall be effective only if and when received by the Company.

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8.      Miscellaneous. This Subscription Agreement is not assignable by the Investor without the prior written consent of the Company. This Subscription Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. This Subscription Agreement may be amended only by a writing executed by both of the parties hereto. The Investor Questionnaire, including without limitation the representations and warranties contained therein, is an integral part of this Subscription Agreement and shall be deemed incorporated by reference herein. This Subscription Agreement may be executed in one or more counterparts, all of which together shall constitute one instrument, and shall be governed by and construed in accordance with the laws of the State of California.

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IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement on the date set forth below.

Date:	Number of Units:

INDIVIDUAL INVESTOR:

          (Print Name)

          (Signature)

INDIVIDUAL INVESTOR:

          (Print Name)

          (Signature)

TRUST, CUSTODIAL ACCOUNT

OR OTHER INVESTOR:

      (Print Name of Entity)

By:

(Signature)

      (Print Name and Title)

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ACCEPTANCE OF SUBSCRIPTION

(to be filled out only by the Company)

The Company hereby accepts the above application for subscription for ____________ Units.

Remedent, Inc.

a Nevada corporation.

By:

Name:

Title:

Date:

INVESTOR QUESTIONNAIRE

A.	General Information

1.	Print Full Name of Investor:	Individual Investor:

First	Middle	Last

Trust, Custodial Account or Other Investor:

Name of Entity

2.	Address for Notices:

3.             Telephone Number:

4.             Telecopier Number:

5.             Permanent Address:

(if different from address

for Notices above)

6.             U.S. Taxpayer Identification or

Social Security Number:

7.             E-mail address:

B.	Accredited Investor Status

The Investor represents and warrants that the Investor is either (i) an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and has checked the box or boxes below that are next to the categories under which the Investor qualifies as an accredited investor or (ii) not an “accredited investor” and has so indicated in the appropriate box below:

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FOR INDIVIDUALS:

[ ] (A)

A natural person with individual net worth (or joint net worth with spouse) in excess of $1 million. For purposes of this item, “net worth” means the excess of total assets at fair market value, including home, home furnishings and automobiles (and including property owned by a spouse), over total liabilities.

[ ] (B)

A natural person with individual income (without including any income of the Investor’s spouse) in excess of $200,000, or joint income with spouse of $300,000, in each of the two most recent years and who reasonably expects to reach the same income level in the current year.

[ ] (C)	I am not and “accredited investor.”

FOR ENTITIES:

[ ] (D)

An entity, including a grantor trust, in which all of the equity owners are accredited investors (for this purpose, a beneficiary of a trust is not an equity owner, but the grantor of a grantor trust may be an equity owner).

[ ] (E)

An organization described in Section 50l(c)(3) of the Internal Revenue Code, a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5 million.

[ ] (F)

A trust with total assets in excess of $5 million not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a person with such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares.

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[ ] (G)

An employee benefit plan within the meaning of ERISA if the decision to invest in the Shares is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5 million or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors and the investments are made only on behalf of those accredited investors.

[ ] (H)	This entity is not an “accredited investor.”

OTHER QUALIFICATION:

[ ] (I)

The Investor is an “accredited investor” by means other than those categories listed above, including a qualified institutional investor such as a bank, savings and loan acting in individual or fiduciary capacity, registered broker-dealer, qualifying insurance company, qualifying investment company, or other qualifying company under Rule 501(a)(1) or (2) of Regulation D. Include on a supplement sheet the details of the Investor meeting the qualified institutional definition.

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C.	Supplemental Data for Entities

1.	If the Investor is not a natural person, furnish the following supplemental data (natural persons may skip this Section of the Investor Questionnaire):

Legal form of entity (trust, etc.):

Jurisdiction of organization:

2.

Are holders of beneficial interests in the Investor able to decide individually whether to participate, or the extent of their participation, in the Investor’s investment in the Company (i.e., can shareholders, partners or other holders of equity or beneficial interests in the Investor determine whether their capital will form part of the capital invested by the Investor in the Company)?

[ ] Yes	[ ] No

3.(a)

Please indicate whether or not the Investor is, or is acting on behalf of, (i) an employee benefit plan within the meaning of Section 3(3) of ERISA, whether or not such plan is subject to ERISA, or (ii) an entity which is deemed to hold the assets of any such employee benefit plan pursuant to 29 C.F .R. § 2510.3-101. For example, a plan which is maintained by a foreign corporation, governmental entity or church, a Keogh plan covering no common-law employees and an individual retirement account are employee benefit plans within the meaning of Section 3(3) of ERISA but generally are not subject to ERISA (collectively, “Non-ERISA Plans”). In general, a foreign or U.S. entity which is not an operating company and which is not publicly traded or registered as an investment company under the Investment Company Act, and in which 25% or more of the value of any class of equity interests is held by employee pension or welfare plans (including an entity which is deemed to hold the assets of any such plan), would be deemed to hold the assets of one or more employee benefit plans pursuant to 29 C.F.R. § 2510.3-101. However, if only Non-ERISA Plans were invested in such an entity, the entity generally would not be subject to ERISA. For purposes of determining whether this 25% threshold has been met or exceeded, the value of any equity interests held by a person (other than such a plan or entity) who has discretionary authority or control with respect to the assets of the entity, or any person who provides investment advice for a fee (direct or indirect) with respect to such assets, or any affiliate of such a person, is disregarded.

[ ] Yes	[ ] No

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3.(b)

If the Investor is, or is acting on behalf of, such an employee benefit plan, or is an entity deemed to hold the assets of any such plan or plans, please indicate whether or not the Investor is subject to ERISA.

[ ] Yes	[ ] No

If the question above was answered “Yes,” please indicate what percentage of the Investor’s assets invested in the Company is subject to ERISA:

________________

4.(a)	Is the Investor a grantor trust, a partnership or an S Corporation for U.S. federal income tax purposes?

[ ] Yes	[ ] No

4.(b)

If the previous question was answered “Yes,” please indicate whether or not more than 50 percent of the value of the ownership interest of any beneficial owner in the Investor is (or may at any time during the Company’s existence be) attributable to the Investor’s (direct or indirect) interest in the Company; or

[ ] Yes	[ ] No

D.	Related Parties:

1.	To the best of the Investor’s knowledge, does the Investor control, or is the Investor controlled by or under common control with, any other investor in the Company?

[ ] Yes	[ ] No

2.

Will any other person or persons have a beneficial interest in the Units, or the Shares and Warrants constituting the Units, to be acquired hereunder (other than as a shareholder, partner, po1icy owner or other beneficial owner of equity interests in the Investor)?

[ ] Yes	[ ] No

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The Investor understands that the foregoing information will be relied upon by the Company for the purpose of determining the eligibility of the Investor to purchase and own Units consisting of the Shares and Warrants in the Company. The Investor agrees to notify the Company immediately if any representation or warranty contained in the Subscription Agreement, including this Investor Questionnaire, becomes untrue prior to the closing of the transactions contemplated hereby. The Investor agrees to provide, if requested, any additional information that may reasonably be required to substantiate the Investor’s status as an accredited investor or to otherwise determine the eligibility of the Investor to purchase the Units. To the fullest extent permitted by law, the Investor agrees to indemnify and hold harmless the Company and any agents thereof from and against any loss, damage or liability due to or arising out of a breach of any representation, warranty or agreement of the Investor contained herein.

Signatures:

INDIVIDUAL INVESTOR:

(Signature)

(Print Name)

INDIVIDUAL INVESTOR:

(Signature)

(Print Name)

TRUST, CUSTODIAL ACCOUNT

OR OTHER INVESTOR:

(Name of Entity)

By:

         (Signature)

(Print Name and Title)

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